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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91688 and 333-69842) of Education Lending Group, Inc. of our report dated February 27, 2003 relating to the financial statements, which appear in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 28, 2003